FOR RELEASE APRIL 24, 2003 AT 7:00 AM EDT

Contact:	Damon Wright Director of Investor Relations (952) 979-8485 damon.wright@identix.com

IDENTIX REPORTS 2003 FISCAL THIRD QUARTER RESULTS

Third quarter revenue of $21.8 million, loss per share of ($0.06), excluding expected restructuring and merger-related expense; GAAP loss per share ($0.08)

MINNETONKA, MINNESOTA — April 24, 2003 — Identix Incorporated (Nasdaq: IDNX) today reported financial results for its 2003 fiscal third quarter and first nine months ended March 31, 2003. 2003 fiscal third quarter revenue was $21.8 million, with a net loss in accordance with generally accepted accounting principles (GAAP) of $6.5 million, or $(0.08) loss per share. The 2003 fiscal third quarter net loss includes $1.3 million in expected restructuring and merger-related expense associated with Identix’ merger with Visionics Corporation, which consisted of $0.4 million in restructuring and shutdown of the Company’s west coast operations; $0.1 million related to employees with extended termination to assist in the integration; $0.3 million in fixed asset and leasehold improvement disposition; and $0.5 million related to additional sublease recovery reserves. In addition, the Company had $0.4 million in amortization expense of stock-based compensation for Visionics employees now employed by Identix. These results compare to 2002 fiscal third quarter revenue of $19.2 million, with a net loss in accordance with GAAP of $7.5 million, or $(0.17) loss per share.

Identix has provided quarterly financial expectations based on pro forma results that do not include expected restructuring, merger-related expense and non-cash amortization of stock-based compensation for Visionics employees now employed by Identix. For its 2003 fiscal third quarter, Identix’ pro forma net loss was $4.8 million, or ($0.06) loss per share.

Revenue for the first nine months of fiscal 2003 was $69.4 million with a net loss of $28.3 million, or ($0.33) loss per share, in accordance with GAAP, which includes expected restructuring and merger-related expense of $9.6 million, or $0.11 per share and amortization charges for stock based compensation for Visionics employees now employed by Identix of $1.4 million, or $0.02 per share. This compares to fiscal 2002 first nine-months revenue of $55.5 million with a net loss of $22.1 million, or ($0.56) loss per share, in accordance with GAAP, which includes $1.7 million, or $0.04 per share, in restructuring and related charges.

The following table reconciles the comparison of Identix’ 2003 and 2002 fiscal third quarter and first nine months net loss and loss per share. Identix provides pro forma net income (loss) per share data as an alternative for understanding the Company’s operating results. Pro forma data is not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. The pro forma,

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IDENTIX REPORTS 2003 FISCAL THIRD QUARTER RESULTS
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or non-GAAP, third quarter and nine month net loss relates to the expectations Identix outlined on December 16, 2002 and excludes restructuring and merger-related charges. The Company believes this additional view of results may provide shareholders with relevant information about the Company’s performance.

	Three Months Ended March 31,				Nine Months Ended March 31,

	2003		2002		2003		2002

in millions except for EPS	Net loss	EPS	Net loss	EPS	Net loss	EPS	Net loss	EPS

Net loss — GAAP	$(6.5)	$(0.08)	$(7.5)	$(0.17)	$(28.3)	$(0.33)	$(22.1)	$(0.56)
Adjustments to net loss:
Restructuring and/or merger-related charges and expenses	$1.3	$0.02	—	—	$9.6	$0.11	$1.7	$0.04
Visionics’ employee stock-based compensation	$0.4	$0.00	—	—	$1.4	$0.02	—	—

Total adjustments to net loss	$1.7	$0.02	—	—	$11.0	$0.13	$1.7	$0.04

Pro forma net loss related to provided expectations	$(4.8)	$(0.06)	$(7.5)	$(0.17)	$(17.3)	$(0.20)	$(20.4)	$(0.52)

Identix President and CEO Dr. Joseph J. Atick commented, “This was a solid quarter for Identix, one during which we executed well on the areas of our business that are within our control. We completed the integration of Identix and Visionics a full quarter ahead of schedule and, as evidenced in our announcement yesterday of our new TouchPrint 3000 live scan product release, we are moving aggressively forward in combining the best of breed in technology and innovation from both companies. In total, we have eliminated approximately $18 million in annualized operating costs and now have an operational structure in place that we believe can support significant top line growth. We believe revenue leverage is now the key for profitability.

“Our technology — both face and finger — continues to maintain a leadership position in the industry as confirmed in independent industry tests results such as the International Biometric Group’s 2002 Comparative Biometric Testing Report and the 2002 Facial Recognition Vendor Test (FRVT) sponsored by the Counterdrug Technology Development Program Office, the National Institute of Justice (NIJ), the Defense Advanced Research Projects Agency (DARPA) and the Naval Surface Warfare Center (NAVSEA),” Atick said. “Maintaining our technology leadership is especially important as more and more entities, such as the National Institute of Science and Technology (NIST), are singling out finger and face biometrics as the recommended technology for securing our borders and providing heightened security for physical and logical access.

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IDENTIX REPORTS 2003 FISCAL THIRD QUARTER RESULTS
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“We believe that our technology leadership position was further confirmed this past quarter by the Department of Defense (DOD) through a purchase order for a 5.4 million user license for our BioEngine® fingerprint recognition technology,” Atick said. “The DOD is using the BioEngine license to upgrade its existing fingerprint record files of all DOD military and civilian personnel to Identix’ most recent fingerprint biometric technology offering. Over the past two quarters, the DOD has also purchased more than 2,000 of our DFR® 2080 single fingerprint readers for DOD personnel processing.

“Additionally,” Atick continued, “during the quarter we made good progress in developing new sales channels for our products. Our teaming agreement with Sentillion has already resulted in the announcement of four hospitals adopting our combined biometrically-enabled single sign-on solution to help them comply with HIPAA regulations, including Sharp Healthcare Systems in what we believe is the largest deployment of biometrics in an enterprise environment to help protect network access for more than 11,000 Sharp employees.”

Atick concluded, “Strong execution during our fiscal 2003 third quarter on those areas of our business that are within our control combined with the DOD, hospital and other contract wins, further bolsters my confidence that Identix is well-positioned as the preeminent provider of multi-biometric solutions for government and enterprise customers worldwide.”

Dr. Atick also confirmed the Company’s pro forma financial expectations, previously provided on December 16, 2002, for its 2003 fiscal fourth quarter ending June 30, 2003. In the 2003 fiscal fourth quarter, the Company plans to complete its annual valuation of goodwill and intangibles in accordance with FAS 142. As a result, the Company may incur related non-cash charges in the fiscal fourth quarter of 2003.

As of March 31, 2003, the balance sheet reflected a current ratio of 3.0:1, working capital of $48 million, cash and investments of $47.6 million, long- term liabilities of $10.3 million, consisting primarily of facility obligations, and shareholders’ equity of $368 million.

Identix will host a conference call today at 9:00 am EDT. The call will be broadcast live via the Internet and may be accessed at the Identix website at www.identix.com under the investor/conference call section. To listen to the live call, please visit the Identix Investor Relations web site and click on the conference call button at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replay will be available at the same location shortly after the call. For those without Internet access, you may call (800) 642-1687, code # 9624018, beginning two hours after completion of the call. The telephonic replay will be available until midnight April 26, 2003.

About Identix Incorporated

Identix Incorporated (Nasdaq: IDNX) is the world’s leading multi-biometric security technology Company. The Company’s broad range of fingerprint and facial recognition

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technology offerings empower the identification of individuals who wish to gain access to information or facilities, conduct transactions and obtain IDs. Additionally, the Company’s products and solution offerings can help identify those who perpetrate fraud and otherwise pose a threat to public safety. Identix’ products serve a broad range of industries and market segments — most notably, government and law enforcement, aviation, financial, healthcare and corporate enterprise. In addition, the Company’s wholly owned subsidiary, Identix Public Sector, Inc. provides project management and facilities engineering services to the government sector.

More information on Identix can be accessed via the Company web site at http://www.identix.com.

The statements in this release and conference call that relate to future plans, events or performance are forward-looking statements that reflect the Company’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that any forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such forward looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with or arising out of or related to: availability of funding from government and commercial customers; integration of the two companies following the merger with Visionics Corporation; development of the marketplace for biometrics solutions; demand for Identix’ products and services; the ability of Identix’ alliances to succeed and in particular, the ability of Identix to complete product development on a timely basis; increasing levels of competition; and other risks as identified in the Identix’ SEC filings. Identix disclaims any intention or obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect the occurrence of unanticipated events.

— TABLES FOLLOW —

IDENTIX INCORPORATED
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

	March 31,	June 30,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$32,934,000	$53,346,000
Marketable securities — short term	7,995,000	5,143,000
Accounts receivable, net	19,582,000	19,880,000
Inventories	10,060,000	11,095,000
Prepaid expenses and other current assets	1,625,000	1,412,000

Total current assets	72,196,000	90,876,000

Property and equipment, net	4,614,000	6,243,000
Marketable securities — long term	6,650,000	10,269,000
Goodwill	295,744,000	295,744,000
Acquired intangible assets, net	21,236,000	25,037,000
Other assets	2,468,000	3,086,000

Total assets	$402,908,000	$431,255,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,425,000	$10,727,000
Accrued compensation	4,721,000	6,082,000
Other accrued liabilities	5,232,000	4,032,000
Deferred revenue	6,692,000	6,796,000

Total current liabilities	24,070,000	27,637,000

Deferred revenue	357,000	741,000
Long-term liabilities	10,323,000	9,554,000

Total liabilities	34,750,000	37,932,000

Stockholders’ equity:
Convertible preferred stock	3,702,000	3,702,000
Common stock	854,000	846,000
Additional paid-in capital	534,259,000	532,738,000
Deferred compensation	(973,000)	(2,540,000)
Accumulated deficit	(169,538,000)	(141,277,000)
Accumulated other comprehensive loss	(146,000)	(146,000)

Total stockholders’ equity	368,158,000	393,323,000

Total liabilities and stockholders’ equity	$402,908,000	$431,255,000

IDENTIX INCORPORATED
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,

	2003	2002	2003	2002

Revenues:
Product revenues	$12,118,000	$8,839,000	$38,782,000	$21,423,000
Service revenues	9,687,000	10,393,000	30,601,000	34,086,000

Total revenues	21,805,000	19,232,000	69,383,000	55,509,000

Costs and expenses:
Costs of product revenues	7,298,000	6,103,000	26,384,000	14,199,000
Costs of service revenues	8,691,000	10,140,000	27,322,000	31,872,000
Research, development and engineering	2,613,000	2,358,000	8,391,000	7,224,000
Marketing and selling	3,034,000	3,851,000	9,686,000	10,799,000
General and administrative	3,983,000	4,340,000	11,952,000	11,990,000
Amortization of acquired intangible assets	1,087,000	233,000	4,006,000	699,000
Restructuring, write-offs, merger and acquisition-related charges	1,272,000	—	9,577,000	1,712,000
Stock option deferred compensation related to acquisition	425,000	—	1,395,000	—

Total costs and expenses	28,403,000	27,025,000	98,713,000	78,495,000

Loss from operations	(6,598,000)	(7,793,000)	(29,330,000)	(22,986,000)
Interest and other income, net	389,000	261,000	1,436,000	661,000
Interest (expense)	(7,000)	—	(11,000)	—

Loss before taxes income taxes and equity interest in income of joint venture	(6,216,000)	(7,532,000)	(27,905,000)	(22,325,000)

Benefit (Provision) for income taxes	(146,000)	(7,000)	(160,000)	(6,000)
Equity interest in joint venture	(148,000)	75,000	(196,000)	188,000

Net loss	$(6,510,000)	$(7,464,000)	$(28,261,000)	$(22,143,000)

Basic and diluted net loss per share	$(0.08)	$(0.17)	$(0.33)	$(0.56)

Weighted average common shares used in basic and diluted net loss per share computation	85,392,861	44,814,000	85,102,712	39,809,000